BBCN BANK

EMPLOYEE STOCK OWNERSHIP PLAN (Amended and Restated Effective as of November 30, 2011)

Prepared: December 9, 2011
©2011, Menke & Associates, Inc. All rights reserved.

		CONTENTS
Section			Page
1		NATURE OF PLAN	1
2		DEFINITIONS	3
3		ELIGIBILITY	18
4		PARTICIPATION IN ALLOCATION OF BENEFITS	19
	a	Participation	19
	b	Leave of Absence	19
	c	Omission of Eligible Employee	19
	d	Inclusion of Ineligible Employee	20
	e	Uniformed Services Participants	20
	f	Suspended Participation	20

5		CONTRIBUTIONS	21
	a	Amount of Contribution...	21
	b	Time for Making Contribution	21
	c	Form of Contribution	21

6		INVESTMENT OF TRUST ASSETS	22
	a	Authorized Investments	22
	b	Investment Duties	22
	c	Plan Loans	22

7		ALLOCATIONS TO ACCOUNTS	25
	a	Individual Accounts	25
	b	Company Stock Account	25
	c	Other Investments Account	27

8		EXPENSES OF THE PLAN AND TRUST	28

9		VOTING COMPANY STOCK	29

10		DISCLOSURE TO PARTICIPANTS	30
	a	Summary Plan Description	30
	b	Summary Annual Report	30
	c	Annual Statement	30
	d	Notice of Rollover Treatment	30
	e	Additional Disclosure	31

11		ALLOCATION OF CONTRIBUTIONS AND FORFEITURES	32
	a	Allocation of Contributions and Forfeitures	32
	b	Allocation Limitations	34

12		TERMINATION OF PLAN BENEFIT	36
	a	Vesting at Death, Disability or Retirement	36
	b	Determination of Plan Benefits in Connection with
		Qualified Military Service	36

13		TERMINATION OF SERVICE PRIOR TO RETIREMENT, AND FORFEITURES	37
	a	Vesting Schedule	37
	b	Vesting Upon Reemployment	38
	c	Forfeitures	38
	d	Cash-Out Distribution	39

14		DISTRIBUTION OF PLAN BENEFIT	41
	a	Death, Disability or Retirement	41
	b	Other Termination of Participation	41
	c	Death Prior to Completion of Distribution	41
	d	Valuation Date	41
	e	Consent and Notice Requirements	42
	f	Required Commencement of Benefit Distribution	42
	g	Undistributed Accounts	42
	h	Optional Direct Transfer of Eligible Rollover Distributions	42
	i	Lien on Distribution	42

15		HOW PLAN BENEFIT WILL BE DISTRIBUTED	45
		Form of Distribution	45
		Beneficiaries	45
		Location of Participant or Beneficiary Unknown.	46
		Facility of Payment	46

16		RIGHTS AND OPTIONS FOR DISTRIBUTED SHARES OF COMPANY STOCK	48
	a	Put Option	48
	b	Right of First Refusal	48
	c	Other Options	48

17		SPECIAL PROVISIONS	45
	a	Diversification of Investments	45

	b	Cash Dividends	45

18		ADMINISTRATION	51
	a	Named Fiduciaries for Administration of Plan and for Investment	53
	b	Investment of Plan Assets	53
	c	Funding Policy	53
	d	Claims Procedures	53
	e	Qualified Domestic Relations Orders	53
	f	Indemnification of Certain Fiduciaries and Insurance	56
	g	Independent Fiduciary	57
	h	General	57

19		AMENDMENT AND TERMINATION	59
	a	Amendment	59
	b	Changes in the Code	59
	c	Termination, Partial Termination or Complete Discontinuance	59
	d	Determination by Internal Revenue Service	59
	e	Return of Employer's Contribution	59

20		MISCELLANEOUS	60
	a	Participation by Affiliated Company	60
	b	Limitation of Rights; Employment Relationship	61
	c	Merger; Transfer of Assets	61
	d	Prohibition Against Assignment	61
	e	Applicable Law; Severability	62

21		TOP-HEAVY RULES	63
	a	Purpose and Effect	63
	b	Top-Heavy Plan	63
	c	Key Employee	64
	d	Aggregated Plans	64
	e	Minimum Vesting	64
	f	Minimum Contribution	65
	g	Coordination of Benefits	66

22		EXECUTION

BBCN BANK

EMPLOYEE STOCK OWNERSHIP PLAN

Section 1.    NATURE OF PLAN.

(a)    The purpose of this Plan is to enable participating Employees of the Company and of any participating affiliates to share in the growth and prosperity of the Company and to provide Participants with an opportunity to accumulate capital for their future economic security. A primary purpose of the Plan is to enable Participants to acquire a proprietary interest in the Company. Consequently, the Plan is designed to be primarily invested in Employer Securities over the life of the Plan.
(b)    This Plan, originally effective as of January 1, 1996, and amended from time to time, and amended and most recently restated effective as of January 1, 2006, is amended and herein restated effective as of November 30, 2011, unless an earlier or later effective date is required pursuant to a statute or Treasury Regulation or as stated in the Plan document. The Plan is intended to qualify as an Employee Stock Ownership Plan, as defined in Section 4975(e)(7) of the Internal Revenue Code (hereinafter referred to as the “Code”). In addition, in accordance with Section 54.4975-11(a)(5) of the Treasury Regulations, this Plan also forms a portion of the Plan which is a Stock Bonus Plan, which is intended to qualify under Section 401(a) of the Code. This restated Plan reflects the applicable provisions of the Pension Protection Act of 2006 (“PPA
‘06”), the applicable provisions of the final regulations under Code Section 415 (the “Final § 415

Regulations”) and the applicable provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART ‘08”) as well as the applicable provisions of the Worker, Retiree and Employer Recovery Act of 2008 (“WRERA”).
This Plan is the second restatement of the Plan, originally effective as of

January 1, 1996. The Employee Stock Ownership Plan originally effective on January 1, 1996, was sponsored by Nara Bank, a California corporation (“Nara Bank”) the wholly owned subsidiary of Nara Bancorp, Inc., a publicly traded bank holding company (“Nara Bancorp”). Effective as of November 30, 2011 (the “Merger Effective Date”), Center Financial Corporation,
a bank holding company (“Center Financial”) will be merged with and into Nara Bancorp. Also

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effective as of the Merger Effective Date, Nara Bank will merge with and into Center Bank, a wholly owned subsidiary of Center Financial (“Center Bank”). Center Bank, the surviving corporation, will change its name to become BBCN Bank, and will become the sponsor of the Plan and the Employer.
All Trust assets acquired under this Plan as a result of Contributions, income and other additions to the Trust will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan which is administered by the Committee for the exclusive benefit of Participants in the Plan and their Beneficiaries. It is intended that all benefits, rights and features of this Plan be uniformly available to all Participants.

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Section 2.    DEFINITIONS.

In this Plan, whenever the context so indicates, the singular or plural number shall each be deemed to include the other, and the capitalized words shall have the following meanings:

ACCOUNT

One of several Accounts maintained to record the interest of a Participant in the
Plan.

AFFILIATED COMPANY

Any employer which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer, any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer, any affiliated service group which includes the Employer (as defined in Section 414(m) of the Code), and any other entity required to be aggregated with the Employer under Section
414(o) of the Code. For purposes of Code Section 415 limits, the definition of
Affiliated Company shall be expanded in accordance with Code Section 415(h).

ALTERNATE PAYEE

A spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all or a portion of the benefits otherwise payable to a Participant. See Section 18(e) of the Plan.

ANNIVERSARY DATE

The 31st day of December of each year.

ANNUAL ADDITIONS

The aggregate of amounts credited to a Participant’s Accounts each year from Contributions, Forfeitures, and a Participant’s voluntary contributions (if any) under all defined contribution plans of an Employer or Affiliated Company. Amounts allocated to an individual medical account (as defined in Section
415(l)(2) of the Code) which is part of a pension or annuity plan maintained by the Company shall be treated as an Annual Addition. Any amounts attributable to postretirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 419A(d)(3) of the Code) under any Welfare Benefit Plan (as defined in Section 419(e) of the Code) shall be treated as an Annual Addition. A restored Forfeiture, a transfer from another qualified pension plan, a rollover contribution (if any) shall not be counted as an Annual Addition.
For purposes of Code Section 415 limits, the definition of Annual Additions shall be expanded in accordance with Code Section 415(h).

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Notwithstanding the foregoing, Contributions which are applied to the payment of interest on a Securities Acquisition Loan and Forfeitures of Employer Securities purchased with the proceeds of a Securities Acquisition Loan shall be excluded if no more than one third (1/3) of the Contributions deductible under Section
404(a)(9) of the Code for that year is allocated to the Accounts of Highly
Compensated Employees.

BENEFICIARY

The person or persons entitled to receive any benefits under the Plan in the event of a Participant’s death.

BOARD OF DIRECTORS

The board of directors of the Company.

BREAK IN SERVICE

A Plan Year during which a Participant has not completed more than 500 Hours of Service; provided, however, that for purposes of Section 3 of the Plan, the Eligibility Computation Period will be used to measure Breaks in Service.

CENTER BANK

The wholly owned subsidiary of Center Financial Corporation. As of the Merger Effective Date, Nara Bank will be merged with and into Center Bank, who will be the survivor bank and will change its name to become BBCN Bank. The employees of Center Bank will become eligible to participate in the Plan (as described in Section 3 of the Plan), effective as of January 1, 2012.

CENTER FINANCIAL CORPORATION

The bank holding company, which effective as of the Merger Effective Date, will be merged with and into Nara Bancorp, Inc.

CODE

The Internal Revenue Code of 1986, as amended from time to time.

COMMITTEE

The “Committee”, appointed by the Board of Directors to administer the Plan in accordance with Section 18 of the Plan, subject to such limitations as are set forth under this Plan.

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COMPANY

Nara Bank, a California corporation. Effective as of the Merger Effective Date, the Company, who shall serve as the Plan’s sponsor, will become Center Bank, who will change its name to BBCN Bank.

COMPANY STOCK

Shares of Employer Securities, as defined herein, which meet the requirements of
Section 407(d) of ERISA and Section 409(l) of the Code.

COMPANY STOCK ACCOUNT

The Account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust or contributed to the Trust.

CONTRIBUTIONS

Employer contributions which are deductible by an Employer under Section
404(a) of the Code.

COVERED COMPENSATION

The Total Compensation paid to a Participant by the Employer for each Limitation Year, including any salary deferrals under Sections 401(k) and 125 of the Code, but excluding reimbursement or other expense allowances, fringe benefits (cash and noncash), moving expenses, welfare benefits, and deferred compensation except deferrals under Sections 401(k) and 125 of the Code. Effective for all Plan Years beginning after December 31, 2008, in accordance with HEART ‘08, Covered Compensation shall include any differential wage payments (as defined in Section 3401(h)(2) of the Code).

Notwithstanding the foregoing definition, solely for purposes of the Plan’s Limitation Year beginning after June 30, 2007 (the “First Limitation Year”), the definition of Covered Compensation shall be applied in accordance with the definition of Total Compensation, as amended for the final regulations under Code Section 415 unless the application of the amended definition of Total Compensation would constitute an impermissible cutback of benefits in violation of Code Section 411(d)(6).

Notwithstanding the foregoing, the Covered Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed
$245,000, as adjusted for cost-of-living increases in accordance with Section
401(a)(17)(B) of the Code. Covered Compensation means compensation paid during the Plan Year (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

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DIRECT ROLLOVER

A payment by the Plan to the Eligible Retirement Plan specified by the
Distributee.

DISABILITY

If a Participant terminated employment because of a total and permanent disability, the Participant will be given a Disability Retirement without regard to age or length of service, and the Participant’s Plan Benefit shall be one hundred percent (100%) vested. Disability shall mean the Participant’s entitlement to Social Security disability benefits.

DISTRIBUTEE

Any Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse. In accordance with PPA ‘06, for purposes of distributions made after December 31, 2006, a Distributee shall include a non- spouse Beneficiary.

DOMESTIC RELATIONS ORDER

Any judgment, decree, or order (including approval of a property settlement agreement) which is made pursuant to a State domestic relations law and which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant. See Section 18(e) of the Plan.

EFFECTIVE DATE

The Effective Date of this amended and restated Plan is November 30, 2011 (except that provisions which are required to be effective before this date in accordance with certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), intended as good faith compliance with the requirements of EGTRRA, are applicable to all Plan Years beginning after December 31, 2001, unless an earlier or later effective date is required pursuant to a statute or Treasury Regulation or as stated in the Plan document).

ELIGIBILITY COMPUTATION PERIOD

To determine Years of Service and Breaks in Service for purposes of eligibility, the initial twelve-consecutive-month period shall commence on the date the Employee first performs an Hour of Service for the Company. The second twelve-consecutive-month period shall be the Plan Year which commences prior to the end of the initial twelve-consecutive-month period, regardless of whether

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the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period. An Employee who is credited with 1,000
Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee’s initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate. All subsequent computation periods will continue to be determined on the Plan Year.

ELIGIBLE RETIREMENT PLAN

An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse (or after December 31, 2006, a non-spouse Beneficiary), an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

The definition of Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. In accordance with PPA ‘06, for purposes of distributions made after December
31, 2007, the definition of Eligible Retirement Plan shall also include a Roth IRA as described in Section 408A(e) of the Code. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse (or in accordance with PPA ‘06, after December 31, 2006, a non-spouse Beneficiary), or to a spouse or former spouse who is the Alternate Payee under a qualified Domestic Relation Order, as defined in Section 414(p) of the Code.

ELIGIBLE ROLLOVER DISTRIBUTION

Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any hardship distribution described in Section 401(k)(2)(B)(i)(IV), any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

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Notwithstanding the foregoing, for purposes of Section 14(h) of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a)
or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable. In accordance with PPA ‘06, effective for all years beginning December 31, 2006, after-tax contributions from a qualified retirement plan may be rolled over to a defined benefit plan or a 403(b) tax-sheltered annuity as described in Code Section 402(c)(2)(A). In addition, for purposes of Section
14(h) of the Plan, a 2009 RMD (as described in Section 14(f) of the Plan) shall be treated as an Eligible Rollover Distribution in accordance with the applicable provisions of WRERA.

EMPLOYEE

A person, employed by an Employer, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by an Employer, as well as any other person qualifying as a common law employee of an Employer. Employee shall include Leased Employees unless: (i) such Employee is covered by a money purchase pension plan providing: (1) a nonintegrated Employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Section 125, Section 402(e)(3), Section
402(h) or Section 403(b) of the Code; (2) immediate participation; and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty percent (20%) of the Company’s nonhighly compensated work force.

“Employee” shall not include any individual who is either (i) engaged by the Company as an independent contractor or (ii) not reflected on the payroll records of the Company as a common law employee solely on account of the reclassification of such individual by the Internal Revenue Service, a court or administrative agency as a common law employee.

EMPLOYER

Nara Bank, a California corporation, its successors and assigns and any Affiliated Company. Effective as of the Merger Effective Date, the Employer shall become Center Bank, who will change its name to become BBCN Bank. A “Participating Employer” is an Employer which has been designated by the Board of Directors of the Company as an Employer participating in the Plan. See Section 20(a) of the Plan.

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EMPLOYER SECURITIES

Common stock issued by the Company (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market. Noncallable preferred stock shall be treated as Employer Securities if such stock is convertible at any time into common stock which meets the above requirements, and if (as of the date of acquisition by the Plan) the conversion price is reasonable. The Employer Securities held by the Plan were common stock of Nara Bancorp, Inc., a Delaware corporation, a public bank holding company whose shares are traded on the Nasdaq System under the symbol “NARA”. Effective as of the Merger Effective Date, the Employer Securities held by the Plan shall be common stock of BBCN Bancorp, Inc., a Delaware corporation, a public bank holding company whose shares are traded on the Nasdaq under the symbol “BBCN”.

EMPLOYMENT COMMENCEMENT DATE

The date on which the Employee shall first perform an Hour of Service for the
Employer.

ENTRY DATE

The first day of January of each year.

ERISA

The Employee Retirement Income Security Act of 1974, as amended from time to time.

FISCAL YEAR

The annual accounting period adopted by the Company for federal income tax purposes.

FORFEITURES

The portion of a Participant’s Accounts which does not become part of the
Participant’s Plan Benefit. See Section 13 of the Plan.

HIGHLY COMPENSATED EMPLOYEE

The term “Highly Compensated Employee” shall mean: (a) a Highly Compensated Former Employee of the Company as well as (b) a Highly Compensated Current Employee. The term “Highly Compensated Current Employee” shall mean any Employee who:

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(A)	was a five percent (5%) owner at any time during the year or the preceding year, or

(B)
for the preceding year, had Total Compensation from the Company and/or from an Affiliated Company in excess of $110,000 (indexed at such time and in such manner as the Secretary of the Treasury may provide), and was in the top-paid group of Employees (i.e., was among the top twenty percent (20%) of Employees in compensation) for such preceding year.

The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, will be made in accordance with the provisions of Section 414(q) of the Code and the regulations thereunder.

A former employee shall be treated as a “Highly Compensated Former Employee” if such employee was a Highly Compensated Employee when he separated from service or was a Highly Compensated Employee at any time after attaining age fifty-five (55).

HOUR OF SERVICE

(a)    Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or any Affiliated Company during the applicable computation period.

(b)    Each hour for which an Employee is paid, or entitled to payment, by the Employer or any Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence, (1) no more than 501 Hours of Service will be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (2) an hour for which an Employee is directly or indirectly paid, or entitled to payment, during a period in which no duties are performed, will not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws; and (3) Hours of Service will not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. For purposes of this paragraph (b), a payment shall be deemed to be made by or due from an Employer or an Affiliated Company regardless of whether such payment is made by or due from the Employer or an Affiliated Company directly or indirectly through, among others, a trust fund, or insurer, to which the Employer or an Affiliated Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other

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entity are for the benefit of particular Employees or are on behalf of a group of
Employees in the aggregate.

(c)    Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Company.

(d)    The determination of Hours of Service for reasons other than the performance of duties, and the crediting of Hours of Service to computation periods, shall be in accordance with U.S. Department of Labor Regulations Section 2530.200b-2 (b) and (c). There shall be no duplication of Hours of Service under any of the foregoing provisions.

(e)    In the case of a salaried Employee who is not paid on an hourly basis, Hours of Service shall be based on any available records which accurately reflect the actual number of hours worked by such Employee. If such records do not exist, such Employee shall be credited with Hours of Service on the basis of 45 hours for each week for which the Employee would be credited with at least one Hour of Service.

(f)    For purposes of determining whether a Participant has incurred a one-year Break in Service, a Participant will be credited with Hours of Service for (i) a leave of absence covered by the Family and Medical Leave Act of 1993, or (ii) certain periods of absence from work by reason of the Participant’s pregnancy, the birth of a Participant’s child, the adoption of a Participant’s child, or caring for a Participant’s child during the period immediately following the birth or adoption of such child. If the Participant’s normal work hours are known, such Participant will be credited with the number of hours that normally would have been credited for such absence. If the Participant’s normal work hours are not known, such Participant will be credited with eight Hours of Service for each normal workday during such absence. Not more than 501 Hours of Service shall be credited for such purposes in the Plan Year in which such absence commences if the Participant would otherwise incur a Break in Service in such Plan Year;
otherwise, such Hours of Service shall be credited in the following Plan Year if such absence continues in such Plan Year.

INDEPENDENT FIDUCIARY

The term Independent Fiduciary shall refer to any entity or individual which is unrelated to any part of the Plan or Trust and which may be appointed from time to time by the Board of Directors to act on behalf of the Plan and/or Trust, or for such other purposes as the Board of Directors may determine to be in the best interest of the Plan and/or Trust.

INELIGIBLE EMPLOYEE

See Section 3 of the Plan.

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LEASED EMPLOYEE

Any person (other than an Employee of the Company) who pursuant to an agreement between the Company and any other person (“leasing organization”) has performed services for the Company (or for the Company and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under primary direction or control by the Company. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

LIMITATION YEAR

For purposes of the limitations imposed by Section 415 of the Code, the
Limitation Year shall be the Plan Year.

MERGER EFFECTIVE DATE

The effective date on which Center Financial Corporation merges with and into
Nara Bancorp, Inc. and Nara Bank merges with and into Center Bank.

NORMAL RETIREMENT AGE

The date on which a Participant attains age sixty-five (65).

OTHER INVESTMENTS ACCOUNT

The Account of a Participant which is credited with a share of the net income (or loss) of the Trust and Contributions and Forfeitures in other than Company Stock and which is debited with payments made to pay for Company Stock.

PARTICIPANT

Any Employee who is participating in this Plan as defined in Section 3 of the Plan or former Employee for whom an Account is maintained. A Participant ceases to be a Participant when such Participant’s Account is closed after all amounts have been distributed or Forfeited (in accordance with Section 13 of the Plan).

PLAN

The Nara Bank Employee Stock Ownership Plan, which includes the Plan and Trust Agreement. Effective as of the Merger Effective Date, the name of the Plan shall become BBCN Bank Employee Stock Ownership Plan.

PLAN ADMINISTRATOR

The Company shall serve as the Plan Administrator.

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PLAN BENEFIT

The vested amount, as defined in Sections 12 and 13 of the Plan, of a Participant’s
Accounts.

PLAN YEAR

The twelve (12) month period ending on each Anniversary Date.

QUALIFIED ELECTION PERIOD

The six (6) Plan Year period beginning with the first Plan Year in which the
Participant first became a Qualified Participant. See Section 17(a) of the Plan.

QUALIFIED PARTICIPANT

Any Participant who has attained age fifty-five (55) and has completed ten (10)
years of participation under the Plan. See Section 17(a) of the Plan.

RETIREMENT

Separation from service after attaining Normal Retirement Age or due to
Disability.

SECURITIES ACQUISITION LOAN

A loan, also called an ‘Exempt Loan’, which is used to purchase Employer Securities as described in Subsection 6(c) of the Plan and is in accordance with Treasury Regulation § 54.4975-7(b)(1)(ii) and (iii).

STOCK BONUS PLAN

The portion of the Plan, which in accordance with Treasury Regulation §
54.4975-11(a)(5), is designed to qualify as a stock bonus plan and is subject to the rules pertaining to a stock bonus plan under Section 401(a) of the Code. This portion of the Plan is not intended to qualify as an Employee Stock Ownership Plan.

SUSPENSE ACCOUNT

The Suspense Account maintained by the Trust to which shall be credited all shares of Employer Securities purchased with the proceeds of a Securities Acquisition Loan.

TOTAL COMPENSATION

For purposes of Section 415 of the Code, the definition of Covered Compensation in Section 2 of this Plan, and the Top Heavy provisions in Section 21 of this Plan,

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(a)    The term “Total Compensation” includes:

(1)    The Employee’s wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-
2(c) of the regulations under Section 62 of the Code).

Total Compensation also includes Code Section 132(f) elective reductions, elective deferrals to Section 401(k) plans and similar arrangements (for example, Employer contributions under a salary reduction arrangement to purchase a Code Section 403(b) annuity), elective contributions to Code Section 457 nonqualified deferred compensation plans and salary reductions made to a cafeteria plan.

Notwithstanding the foregoing, for Limitation Years beginning on or after July 1,
2007, the term Total Compensation also includes “Post-Separation Pay” paid by the Employer on behalf of the Employee during the “Post-Separation Payment Period”, as such terms are defined herein. Post-Separation Pay includes (i) payment for regular services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments which would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer; (ii) payment for unused accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued; and (iii) amounts received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to the extent that the payment is includible in the Employee’s gross income. The Post-Separation Payment Period is defined as the period not exceeding the later of 2½ months after severance from employment with the Employer maintaining the Plan or the end of the Limitation Year that includes the date of severance from employment with the Employer maintaining the Plan.

(2)    In the case of an Employee who is an employee within the meaning of Section 401(c)(1) of the Code and the regulations thereunder, the Employee’s earned income (as described in Section 401(c)(2) of the Code and the regulations thereunder).

(3)    Amounts described in Sections 104(a)(3), 105(a) and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Employee.

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(4)    Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Section 217 of the Code.

(5) The value of a nonqualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted.

(6)    The amount includable in the gross income of an Employee upon making the election described in Section 83(b) of the Code.

(7)    For all Limitation Years beginning on or after July 1, 2007, foreign compensation paid to an individual is includible as Total Compensation regardless of the fact that those amounts are not includible in the individual’s gross income on account of the location of the services. The determination of whether an amount is treated as Total Compensation is made without regard to the exclusions from gross income under IRC Sections 872, 893, 894, 911, 931, and 933.

(8)    For all Limitation Years beginning on or after July 1, 2007, amounts that are includible in the gross income of an Employee under the rules of section 409A or section 457(f)(1)(A) or because the amounts are constructively received by the Employee.

(b)    The term “Total Compensation” does not include items such as:

(1)    Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) which are not considered as compensation for the taxable year in which contributed. Additionally, any distributions from a plan of deferred compensation are not considered as compensation for Section 415 purposes, regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded nonqualified plan may be considered as compensation for Code Section 415 purposes in the year such amounts are includable in the gross income of the Employee.

(2)    Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (under Section 83 of the Code).

(3)    Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

(4)    Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by an
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Employer (not under a salary deferral agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (only if the contributions are excludable from the gross income of the Employee).

(5)    Other items of remuneration that are similar to any of the items listed in paragraphs (b)(1) through (b)(4) of this section.

(6)    For all Limitation Years beginning on or after July 1, 2007, restorative payments are not counted as Annual Additions in any Limitation Year. Restorative payments are payments made to restore plan losses resulting from a fiduciary breach where there is a reasonable risk of liability for breach of fiduciary duty under Title I of ERISA (other than a failure to timely remit participant contributions), as well as a reasonable risk of liability for breach of fiduciary duty under other applicable federal or state law. Restorative payments do not include payments to make up for market fluctuations, payments to cover early termination or redemption fees in the case of a change in investment funds, or other payments not made on account of a reasonable risk of liability for breach of fiduciary duty.

TRUST

The Trust created by the Trust Agreement entered into between the Company and the Trustee.

TRUST AGREEMENT

The agreement between the Company and the Trustee or any successor Trustee establishing the Trust and specifying the duties of the Trustee.

TRUSTEE

The Trustee (or Trustees) designated by the Company’s Board of Directors (and any successor Trustee). The Board of Directors may provide that any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan (including service as both Trustee and Committee member).

VALUATION DATE

The Anniversary Date coinciding with or immediately preceding the date of actual distribution of Plan Benefits. For purposes of the top heavy provisions of this Plan, the Valuation Date is the most recent Anniversary Date within a twelve (12)-month period ending on a Determination Date (as defined in Section 21) of the Plan.

YEAR OF SERVICE

For purposes of vesting under Section 13 of the Plan, all Plan Years beginning on or after the Effective Date during which an Employee has completed 1,000 or
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more Hours of Service, including any Plan Year during which such Employee has completed 1,000 or more Hours of Service but has not yet become eligible to participate in the Plan. Notwithstanding the foregoing, service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. See also, Section 12(b) of the Plan.

For purposes of eligibility, a twelve (12) month period beginning on an Employee’s Employment Commencement Date during which an Employee is credited with not less than 1,000 Hours of Service.

Years of Service also include, for purposes of vesting, all Years of Service recognized under this Employee Stock Ownership Plan prior to this amendment and restatement.

Effective as of January 1, 2012, those individuals who were employed with Center Bank shall become eligible to participate in the Plan (as described in Section 3 of the Plan), and shall be credited, for purposes of vesting under Section
13 and eligibility under Section 3, with all years of service with Center Bank.

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Section 3.    ELIGIBILITY.

Each Employee shall become eligible to participate in the Plan retroactively to the first day of the Plan Year during which the Employee has completed a Year of Service, measured during the Eligibility Computation Period.
All Employees who were eligible to participate in the Company’s Employee Stock Ownership Plan on the Effective Date of this restated Plan are automatically eligible to participate in the restated Plan.
Upon the Employee so becoming eligible, participation in the Plan shall be based on the total Covered Compensation paid to the Employee for the entire Plan Year during which the Employee becomes eligible to participate.
Effective as of the Merger Effective Date, employees of Nara Bank shall become employees of Center Bank, who will change its name to BBCN Bank, and such employees shall continue to be eligible to participate in the Plan. Employees who were employed by Center Bank immediately prior to the Merger Effective Date, will become eligible to participate in the Plan, effective as of January 1, 2012.
The following Employees shall not be eligible to participate in the Plan, and shall be known as “Ineligible Employees”:

•
An Employee whose terms of employment with the Employer are covered by a collective bargaining agreement shall not be eligible to participate in the Plan unless the terms of such collective bargaining agreement specifically provide for participation in this Plan;

•    An Employee who is a Leased Employee; and

•
An Employee who is a nonresident alien who does not receive any earned income (as defined in Code § 911(d)(2)) from the Employer which constitutes United States source income (as defined in Code § 861(a)(3)).

If an Ineligible Employee, who has otherwise met the Plan’s eligibility requirements as described above, and would otherwise have become eligible to participate in the Plan, shall go from a classification of an Ineligible Employee to an eligible Employee, such Employee shall become eligible to participate in the Plan on the date such Employee becomes an eligible Employee or, if later, the date the Employee would have otherwise entered the Plan had the
Employee always been an eligible Employee.

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Section 4.    PARTICIPATION IN ALLOCATION OF BENEFITS.

(a)    Participation.

A Participant will share in the allocation of Contributions and Forfeitures only if the Participant has accumulated 1,000 or more Hours of Service during the Plan Year. A Participant who accumulates less than 1,000 Hours of Service during a Plan Year will not share in the allocation of Contributions and Forfeitures under Section 11 for such Plan Year, and shall become an inactive Participant for that Plan Year.
A Participant reemployed following a Break in Service shall again resume participation in the Plan as of the date of reemployment for purposes of participating in Contributions and Forfeitures, subject to the requirements of this Subsection 4(a).
(b)    Leave of Absence.

A Participant’s employment is not considered terminated for purposes of the Plan if the Participant has been on leave of absence with the consent of the Company, provided that the Participant returns to the employ of the Company within thirty (30) days after the leave (or within such longer period as may be prescribed by law). Leave of absence shall mean a leave granted by the Company, in accordance with rules uniformly applied to all Participants, for reasons of health or public service or for reasons determined by the Company to be in its best interests. Solely for purposes of preventing a Break in Service, a Participant on such leave of absence shall be credited with eight (8) Hours of Service for each business day of the leave. A Participant who does not return to the employ of the Company within the prescribed time following the end of the leave of absence shall be deemed to have terminated employment as of the date when the leave began, unless such failure to return was the result of death, Disability or Retirement.
(c)    Omission of Eligible Employee.

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted, and discovery of such omission is not made until after a Contribution by the Employer for the Plan Year has been made, the Employer shall make a subsequent Contribution with respect to the omitted Employee in the amount which the
Company would have contributed if he or she had not been omitted. Such Contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under the applicable provisions of the Code.

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(d)    Inclusion of Ineligible Employee.

If, in any Plan Year, any Employee who should not have been included as a Participant in the Plan is erroneously included, and discovery of such incorrect inclusion is not made until after a Contribution by the Company for the year has been made, the Company shall not be entitled to recover the Contribution made with respect to the ineligible Employee regardless of whether a deduction is allowable with respect to such Contribution. In such event, the amount contributed with respect to the ineligible Employee shall constitute a Forfeiture for the Plan Year in which the discovery is made.
(e)    Uniformed Services Participants.

Notwithstanding the foregoing, participation in the allocation of Contributions and Forfeitures with respect to a Participant’s qualified military service will be provided in accordance with Section 414(u) of the Code. See also, Section 12(b) of the Plan.
(f)    Suspended Participation.

A Participant who ceases to be an eligible Employee as described in Section 3 of the Plan, shall become a suspended Participant. During the period of suspension, no amounts shall be credited to the Participant’s Accounts which are based on the Participant’s Covered Compensation from and after the date of suspension. However, amounts previously credited to a
Participant’s Accounts shall continue to vest in accordance with the provisions of this Plan.

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Section 5.    CONTRIBUTIONS.

(a)    Amount of Contribution.

Contributions shall be made to the Trust in such amounts as may be determined by the Company’s Board of Directors, provided that such Contributions shall not exceed the maximum amounts deductible under Section 404(a)(3) and Section 404(a)(9) of the Code. Notwithstanding the foregoing, Contributions may not be made in amounts which would permit the limitation described in Section 11(b) of the Plan to be exceeded.
(b)    Time for Making Contribution.

Contributions for each year, as determined by the Company’s Board of Directors, shall be paid to the Trust not later than the due date for filing the Company’s federal income tax return for that year, including extensions of such date.
(c)    Form of Contribution.

Contributions may be paid in cash or shares of Company Stock as the Company’s

Board of Directors may from time to time determine in their discretion. Shares of Company

Stock will be valued at their then fair market value.

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Section 6.    INVESTMENT OF TRUST ASSETS.

(a)    Authorized Investments.

The Trustee shall apply cash Contributions received by the Trust to 1) pay any outstanding obligations of the Trust under a Securities Acquisition Loan incurred for the purchase of Employer Securities, or 2) purchase shares of Company Stock from current shareholders, treasury shares, or newly issued shares from the Company. To the extent that cash Contributions to the Trust are in excess of amounts needed to pay outstanding obligations of the Trust under an existing Securities Acquisition Loan, pursuant to the terms of the Trust Agreement, the Trustee shall invest funds under the Plan in other investments as the Trustee deems prudent for the Trust, or such funds may be held in non-interest-bearing bank accounts as necessary on a temporary basis.
(b)    Investment Duties.

All investments will be made by the Trustee in accordance with the provisions of the Trust. All purchases of Company Stock shall be made at no more than fair market value, as determined by the Trustee. In the case of a purchase from a disqualified person (as defined in Code Section 4975(e)), all purchases of Company Stock shall be made at prices which do not exceed the fair market value of such shares as of the date of the transaction.
(c)    Plan Loans.

(1)    The Trustee may, as directed by the Company, incur Plan loans from time to time to carry out the purposes of the Trust, provided that the loan is a Securities Acquisition Loan, and the terms of the loan must comply with the following requirements: Any such loan shall be for a specified term, shall bear a reasonable rate of interest, and shall provide that the only assets of the Plan that may be given as collateral on such loan are qualifying Employer Securities of two classes: those acquired with the proceeds of the loan and those that were used as collateral on a prior Securities Acquisition Loan repaid with the proceeds of the current
Securities Acquisition Loan. Any such loan shall be primarily for the benefit of Plan Participants and their Beneficiaries. Any Securities Acquisition Loan made pursuant to this Subsection 6(c)
of the Plan, shall provide that at the time the loan is made, the interest rate for the loan and the price of the Employer Securities to be acquired with the loan proceeds should not be such that
Plan assets might be drained off. Payments made with respect to a Securities Acquisition Loan

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by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years.
No person entitled to payment under the Securities Acquisition Loan shall have any right to assets of the Plan other than: (i) collateral given for such loan,
(ii) Contributions (other than contributions of employer securities) that are made under a Plan to meet its obligations under such loan, and (iii) earnings attributable to such collateral and the investment of such Contributions. Any pledge of Employer Securities must provide for the release of shares so pledged pursuant to either the ‘General Rule’ or the ‘Special Rule’ set forth in Section 7 of the Plan. Shares of Employer Securities released from the Suspense Account shall be allocated to Participants’ accounts in shares of stock or other nonmonetary units. Repayments of principal and interest on any Securities Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from Contributions in cash that are made to the Trust to meet its obligations under such Securities Acquisition Loan, or from any earnings attributable to the collateral given for such loan and the investment of Contributions made to the Trust in cash to meet its obligations under the loan. Such Contributions and earnings shall be accounted for separately in the books of accounts of the Plan until the Securities Acquisition Loan is repaid. The proceeds of a Securities Acquisition Loan may be used only to acquire Employer Securities, to repay such loan or to repay a prior Securities Acquisition Loan. The Plan may not obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder. The protections and rights described in Section 16 of the Plan are nonterminable. Should this Plan cease to be an employee stock ownership plan, or should the Securities Acquisition Loan be repaid, all Employer Securities will continue to be subject to the provisions of Section 16 of the Plan. If securities acquired with the proceeds of a Securities Acquisition Loan available for distribution consist of more than one class, a Distributee must receive substantially the same portion of each such class.

(2)    In the event of default upon a Securities Acquisition Loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of default. If the lender is a disqualified person (as defined in Code Section 4975(e)), a loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet

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the payment schedule of the loan. For purposes of this paragraph, the making of a guarantee does not make a person a lender.

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Section 7.    ALLOCATIONS TO ACCOUNTS.

(a)    Individual Accounts.

The Committee shall establish and maintain individual Accounts for each Participant in the Plan. Individual Accounts shall also be maintained for all former Participants who still have an interest in the Plan. Except as provided in Section 17(a) of the Plan, such individual Accounts shall not require a segregation of the Trust assets and no Participant, former Participant or Beneficiary shall acquire any right to or interest in any specific asset of the Trust as a result of the allocation provided for in the Plan.
(b)    Company Stock Account.

(1)    The Company Stock Account of each Participant will be credited as of each Anniversary Date with the Participant’s allocated share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind by the Company, with Forfeitures of Company Stock and with stock dividends on Company Stock held in the Participant’s Company Stock Account.
Employer Securities acquired by the Trust with the proceeds of a Securities Acquisition Loan shall be credited to a Suspense Account. For each Plan Year during the duration of the loan, the number of shares of Employer Securities to be released from said Suspense Account and allocated to the Company Stock Accounts of Participants shall be determined pursuant to either the “General Rule” or the “Special Rule” described below as selected by the Committee for each Securities Acquisition Loan. Once the Committee has selected either the General Rule or the Special Rule, that Rule shall be used exclusively for the allocation of shares of Employer Securities purchased with the proceeds of a particular Securities
Acquisition Loan.

(A)    General Rule: For each Plan Year during the duration of the loan, the Committee shall withdraw from the Suspense Account a number of shares of Employer Securities equal to the total number of such shares held in the Suspense Account immediately prior to the withdrawal multiplied by a fraction:
(i)    The numerator of which is the amount of principal and interest paid for the Plan Year; and
(ii)    The denominator of which is the sum of the numerator plus

the principal and interest to be paid for all future years.

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(B)    Special Rule:

(i)    For each Plan Year, the Committee shall withdraw from the Suspense Account a number of shares of Employer Securities equal to the total number of such shares held in the Suspense Account immediately prior to the withdrawal multiplied by a fraction:

paid for the Plan Year; and

(aa)    The numerator of which is the amount of principal

(bb)    The denominator of which is the sum of the

numerator plus the principal to be paid for all future Plan Years.

(ii)    The Committee may select the Special Rule only if:

(aa)    The Securities Acquisition Loan provides for annual payments of principal and interest at a cumulative rate which is not less rapid at any time than level annual payments of such amounts for ten (10) years;
(bb)    The interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and

(cc) By reason of a renewal, extension or refinancing, the sum of the expired duration of the original loan, any renewal period, any extension period and the duration of any new loan does not exceed 10 years.
(C)    In determining the number of shares to be released for any Plan

Year under either the General Rule or the Special Rule:

(i) The number of future years under the Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods;
(ii)    If the Loan provides for a variable interest rate, the interest to be paid for all future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year for which the determination is being made; and

(iii)    If the Employer Securities allocated to the Suspense Account includes more than one class of shares, the number of shares of each class to be withdrawn for a Plan Year from the Suspense Account must be determined by applying the applicable fraction provided for above to each such class.

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(2) Allocations of Company Stock shall be reflected separately for each class of such stock, and the Committee shall maintain adequate records of the aggregate cost basis of Company Stock allocated to each Participant’s Company Stock Account.
(c)    Other Investments Account.

The Other Investments Account of each Participant will be credited with all cash, Contributions and Forfeitures, and will be credited (or debited) as of each Anniversary Date with the Participant’s share of the net income (or loss) of the Trust, and with cash dividends on Company Stock (not distributed to Participants) nor used to make payments on a Securities Acquisition Loan. The Other Investments Account of each Participant will be credited (or debited) as of each Anniversary Date with the Participant’s share of the unrealized appreciation (or depreciation) in the value of Trust assets other than Company Stock. It will be debited for any payments for purchases of Company Stock or for repayment of debt (including principal and interest) incurred for the purchase of Employer Securities.

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Section 8.    EXPENSES OF THE PLAN AND TRUST.

The Trust shall pay normal brokerage charges that are included in the cost of securities purchased or charged to proceeds in the case of sales. The Company shall pay all costs and expenses in connection with the design, establishment, or termination of the Plan. The Trust shall pay all costs and expenses of administering the Plan and Trust (as more fully set forth in the
Trust Agreement), unless the Company pays such costs and expenses.

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Section 9.    VOTING COMPANY STOCK.

All Company Stock held by the Trust shall be voted by the Trustee. For so long as the

Company has a “registration-type class of securities”, as such phrase is defined at Section

409(e)(4) of the Code, each Participant shall be entitled to direct the Trustee as to the voting of any Company Stock credited to such Participant’s Company Stock Account with respect to any issue on which the Company shareholders holding like securities are entitled to vote (as more fully set forth in the Trust Agreement). The Trustee shall vote in its sole discretion any unallocated shares held by the Trust as well as any allocated shares for which a Participant has failed to give timely voting direction.

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Section 10.    DISCLOSURE TO PARTICIPANTS.

(a)    Summary Plan Description.

The Committee shall furnish each Participant (and each Beneficiary receiving benefits under the Plan) with a summary plan description in such form and at such times as required by Sections 102(a)(1) and 104(b)(1) of ERISA and the Department of Labor Regulations thereunder. Such summary plan description shall be updated from time to time as required under ERISA and the Department of Labor regulations thereunder.
(b)    Summary Annual Report.

The Committee shall furnish each Participant (and each Beneficiary receiving benefits under the Plan) with a summary annual report of the Plan in such form and at such times as required by Section 104(b)(3) of ERISA and the Department of Labor Regulations thereunder.
(c)    Annual Statement.

As soon as possible after each Anniversary Date, Participants will receive a written statement of their Accounts showing as of that Anniversary Date:
(1)    The balance in each of their Accounts as of the preceding Anniversary
Date.
(2)    The amount of Contributions and Forfeitures allocated to their Accounts for the year.

(3)    The adjustments to their Accounts to reflect their share of dividends and the income and expenses of the Trust for the year.

(4)    The new balances in each of their Accounts, including the number of shares of Company Stock.

(5)    The vested percentage of their Plan Benefit.

Upon the discovery of any error or miscalculation in an Account, the Committee shall correct the same insofar as, in the Committee’s discretion, correction is feasible. Statements to Participants are for reporting purposes only, and no allocation, valuation or statement shall, by itself, vest any right or title in any part of the Trust fund.

(d)    Notice of Rollover Treatment.

The Committee shall, when making any distribution which qualifies as a qualifying rollover distribution under Section 402(c) or Section 401(a)(31) of the Code, provide a written notice to the recipient which explains the provisions of Sections 402(c) and 401(a)(31)

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under which such distribution will not be subject to current tax if transferred to an Eligible

Retirement Plan. In the case of a distribution under Section 402(c), such notice shall be given not less than thirty (30) days nor more than one hundred eighty (180) days before the distribution date. If the distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)11(c) of the Income Tax Regulations is given, provided that:
(1)    the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
(2)    the Participant, after receiving the notice, affirmatively elects a distribution.

(e)    Additional Disclosure.

The Committee shall make available for examination by any Participant (or Beneficiary) copies of the summary plan description, the Plan, the Trust Agreement and the latest annual report of the Plan filed with the Department of Labor. Upon written request of any Participant (or Beneficiary), the Committee shall furnish copies of such documents and may make a reasonable charge to cover the cost of furnishing such copies, as provided in regulations of the Department of Labor.

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Section 11.    ALLOCATION OF CONTRIBUTIONS AND FORFEITURES.

(a)    Allocation of Contributions and Forfeitures.

The allocation will be made as follows: (1)    Contributions.
Contributions will be allocated as of each Anniversary Date among the Accounts of Participants who meet the requirements of Section 4 of the Plan, in the proportion that each such Participant’s Covered Compensation bears to the total Covered Compensation of all such Participants for that year. Shares of Employer Securities released from the Suspense Account (as provided in Section 7(b) of the Plan) by reason of the payment of interest and principal on a Securities Acquisition Loan shall be allocated as of each Anniversary Date among the Accounts of Participants in the Plan who meet the requirements of Section 4 of the Plan, in the proportion that each such Participant’s Covered Compensation bears to the total Covered Compensation of all such Participants for that year.
(2)    Forfeitures.

Forfeitures shall be allocated in the same manner as Contributions are allocated.

(3)    Net Income (or Loss) of the Trust.

The net income (or loss) of the Trust will be determined annually as of each Anniversary Date. Any stock dividends on shares of Company Stock held by the Trust shall be allocated to each Participant’s Company Stock Account in the ratio in which the cumulative number of shares allocated to the Participant’s Company Stock Account as of the preceding Anniversary Date bears to the total cumulative number of shares of Company Stock allocated to the Company Stock Accounts of all Participants as of that date.
Trust income attributable to any cash dividends paid on allocated shares of Company Stock and not used to make payments on a Securities Acquisition Loan shall be allocated to each Participant’s Other Investments Account in the ratio in which the cumulative number of shares allocated to the Participant’s Company Stock Account as of the preceding Anniversary Date bears to the total cumulative number of shares of Company Stock allocated to the Company Stock Accounts of all Participants as of that date. Trust income attributable to allocated shares of Company Stock and used to make payments on a Securities Acquisition
Loan, shall release shares of Employer Securities from the Suspense Account. Such shares shall

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be allocated to each Participant’s Company Stock Account in the ratio in which the cumulative number of shares allocated to the Participant’s Company Stock Account as of the preceding Anniversary Date bears to the total cumulative number of shares of Company Stock allocated to the Company Stock Accounts of all Participants as of that date. However, in the case of cash dividends on allocated shares, Employer Securities in an amount equal to such cash dividends will be allocated to such Participants for the year in which such cash dividends would otherwise have been allocated to such Participants. Trust income attributable to any cash dividends paid on unallocated shares of Company Stock and not used to make payments on a Securities Acquisition Loan, shall be allocated to each Participant’s Other Investments Account in accordance with Subsection 11(a)(1) of the Plan. Trust income attributable to cash dividends paid on unallocated shares of Company Stock and used to make payments on a Securities Acquisition Loan, shall release shares of Employer Securities which shall be allocated to Participant’s Company Stock Account in accordance with Subsection 11(a)(1) of the Plan.
Trust income attributable to any gain from the sale of unallocated shares of Employer Securities shall be allocated to each Participant’s Other Investments Account in the proportion that each such Participant’s Covered Compensation for the Plan Year bears to the total Covered Compensation of all such Participants for that Plan Year. All other net income (or loss) will be allocated to each Participant’s Other Investments Account in the ratio in which the balance of the Participant’s Other Investments Account on the preceding Anniversary Date bears to the sum of the balances of the Other Investments Accounts of all Participants on that date. For this purpose, Account balances shall be reduced by amounts distributed to Participants during the
Plan Year.

The net income (or loss) includes the increases (or decreases) in the fair market value of assets of the Trust, interest, dividends, other income and expenses attributable to assets in the Other Investments Accounts since the preceding Anniversary Date. Net income (or loss) does not include the interest paid under any installment contract for the purchase of Company Stock by the Trust or on any loan obtained by the Trust to purchase Company Stock. Notwithstanding the foregoing, no income (or loss) shall be allocated to a Participant’s Account for the Plan Year in which the Participant receives final distribution of the Plan Benefit.

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(b)    Allocation Limitations.

(1)    Except to the extent permitted under Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:
(i)    $49,000, as adjusted for increases in the cost-of-living under

Section 415(d) of the Code, or

(ii)    100 percent of the Participant’s Total Compensation for the

Limitation Year.

The compensation limit referred to in (ii) shall not apply to any

Contribution for medical benefits after separation from service (within the meaning of Section

401(h) or Section 419(A)(f)(2) of the Code) which is otherwise treated as an Annual Addition.

A Participant’s allocable share of Contributions applied to the payment of interest on a Securities Acquisition Loan and Forfeitures of Employer Securities purchased with the proceeds of a Securities Acquisition Loan shall not be included as an Annual Addition (in accordance with Code Section 415(c)(6)), provided that no more than one-third (⅓) of the Contribution for that year is allocated to the Accounts of Highly Compensated Employees.
The Annual Additions under Section 11(b) with respect to Employer Securities released from the Suspense Account (by reason of Contributions used for payments on a Securities Acquisition Loan) and allocated to Participants’ Company Stock Accounts shall be based upon the lesser of (A) the amount of such Contributions, or (B) the fair market value of such Employer Securities (determined by an Independent Appraiser) as of the Allocation Date. Annual Additions shall not include any allocation attributable to proceeds from the sale of Employer Securities by the Trust or to appreciation (realized or unrealized) in the fair market value of Company Stock.
(2)    If an Employer is contributing to another defined contribution plan, as defined in Section 414(i) of the Code, for Employees of the Company or any Affiliated Company, some or all of whom may be Participants in this Plan, then any such Participant’s Annual Additions in such other plan shall be aggregated with the Participant’s Annual Additions derived from this Plan for purposes of the limitation in Paragraph (1) of this Subsection.
(3)    If the Account balances or the Annual Additions to a Participant’s

Accounts would exceed the limitation described in Paragraphs (1) or (2) of this Subsection, the

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aggregate of the Annual Additions to this Plan shall be reduced until the applicable limitation is satisfied.

(4)    If the reduction described above will be made to this Plan, the reduction shall be treated the same as Forfeitures and shall be allocated in accordance with Section
11(a)(2) of the Plan to the Accounts of Participants who are not affected by this limitation.

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Section 12.    DETERMINATION OF PLAN BENEFITS.

(a)    Vesting at Death, Disability or Retirement.

A Participant who, while employed with the Company, dies or attains Normal Retirement Age or incurs a Disability, will be one hundred percent (100%) vested in such Participant’s Plan Benefit.
Any amount credited to a Participant’s Accounts in accordance with Section 4 of the Plan for the Plan Year in which such Participant dies or attains Normal Retirement Age or incurs a Disability, shall also be nonforfeitable.
(b)    Determination of Plan Benefits in Connection with Qualified Military Service.

Notwithstanding any provision of this Plan to the contrary, benefits and service credit with respect to qualified military service (as such term is defined in Section 414(u) of the Code) will be provided in accordance with Section 414(u) of the Code, and in accordance with the provisions of this Section 12(b).
Effective as of January 1, 2007, a Participant who dies while performing qualified military service (as such term is defined in Section 414(u) of the Code) will be treated as having died while employed by the Company for purposes of Plan Sections 12 and 13 regarding vesting and Plan Section 14 regarding distribution of benefits.

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Section 13.	TERMINATION OF SERVICE PRIOR TO RETIREMENT, AND FORFEITURES
(a)    Vesting Schedule.

Except as provided in Section 12 of the Plan, the vesting of such Participant’s Plan Benefit will be based upon Years of Service, as defined in Section 2 of the Plan, in accordance with the following vesting schedule:

Years of Service    Percentage of Accounts Vested

Less than Two Years    0
Two Years    20
Three Years    40
Four Years    60
Five Years    80
Six Years    100

The computation of a Participant’s nonforfeitable percentage of the Participant’s interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. (See Section 21(e) of the Plan). In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant’s nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:
(1)    the adoption date of the amendment,

(2)    the effective date of the amendment, or

(3)    the date the Participant receives written notice of the amendment from the

Employer or Committee.

Notwithstanding the foregoing, pursuant to applicable Treasury Regulations, no election need be provided for any Participant whose nonforfeitable percentage under the Plan, as amended, at any time cannot be less than such percentage determined without regard to such amendment.

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(b)    Vesting Upon Reemployment.

If a Participant is reemployed by the Company following a Break in Service, such

Participant’s Accounts shall be vested as follows:

(1)    Vesting of Pre-Break in Service Account Balances.

If a Participant has had five (5) consecutive one-year Breaks in Service, Years of Service after such five-year period will not be taken into account for purposes of determining a Participant’s vested interest in the Participant’s prebreak Account balances and new Accounts will be established to record the Participant’s interest in the Plan for service after such five-year period.
(2)    Vesting of Subsequent Account Balances.

(A)    In the case of a Participant who, at the time of a Break in Service, does not have any vested right under Paragraph (a) above, Years of Service before such Break in Service shall not be taken into account unless such Participant returns to work for the Employer and completes one (1) Year of Service. Notwithstanding the foregoing, Years of Service before such Break in Service shall not be taken into account for purposes of determining a Participant’s vested interest in the Participant’s postbreak Accounts if the number of consecutive one-year Breaks in Service equals or exceeds five (5) years.
(B)    In the case of a Participant who, at the time of a Break in Service, had any partial degree of vested interest under Paragraph 13(a) above, upon reemployment with the Employer, for purposes of determining the Participant’s vested interest in his or her postbreak Account balances, such Participant shall be credited with all Years of Service prior to the Break in Service.
(c)    Forfeitures.

Forfeitures shall be charged first against a Participant’s Other Investments Account, second against Company Stock which was not acquired with the proceeds of a Securities Acquisition Loan, and third against Company Stock acquired with a Securities Acquisition Loan. If a portion of a Participant’s Account is to be forfeited and interests in more than one class of Employer Securities have been allocated to a Participant’s Account, the Participant shall forfeit the same percentage of each such class. The disposition of such
Forfeitures shall be as follows:

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(1)    If a Participant has incurred five consecutive one-year Breaks in Service and has not received a “cash-out distribution” (as defined below), the nonvested balance of the Participant’s Accounts shall be allocated as a Forfeiture as soon as possible after the close of the Plan Year in which the Participant incurs a five-year Break in Service.
(2)    If a Participant who is not one hundred percent (100%) vested receives a distribution of a Plan Benefit, which is not a “cash-out distribution” (as defined below), prior to the occurrence of a five-year Break in Service, and such Participant returns to work for the Employer, the portion of the Participant’s Accounts which was not vested shall be maintained separately (from any additional contributions to this Plan) until such Participant becomes one hundred percent (100%) vested. Such Participant’s vested and nonforfeitable percentage in such separate Accounts upon any subsequent termination of service shall be equal to:
X – Y

100% - Y

For purposes of applying this formula, X is the vested percentage at the time of the subsequent termination, and Y is the vested percentage at the time of the prior termination. Separate Accounts shall share in the allocation of Trust income or loss on every Anniversary Date prior to Forfeiture, but such accounts shall not share in allocation of Trust income or loss on the Anniversary Date on which they are forfeited.
(3)    If a Participant receives a “cash-out distribution” (as defined below), such Participant shall incur a Forfeiture immediately upon receipt of the “cash-out distribution.” The nonvested balance of the Participant’s Accounts shall be allocated as a Forfeiture as of the Anniversary Date coinciding with or following the date such Participant incurred a one-year Break in Service or received the cash-out distribution, whichever is later.
(d)    Cash-Out Distribution.

If a partially vested Participant receives a cash-out distribution, the cash-out distribution will result in a Forfeiture of the nonvested portion of the Participant’s Accounts. A “cash-out distribution” is a distribution of the entire vested portion of a Participant’s Accounts that is made before the Participant incurs five (5) consecutive one-year Breaks in Service.
If any former Participant shall be reemployed by the Employer before five (5)

consecutive one-year Breaks in Service, and such former Participant had received a cash-out distribution prior to reemployment, the forfeited portion of such Participant’s Accounts shall be

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reinstated only if the Participant repays the full amount distributed to such Participant. Such repayment must be made by the former Participant before the Participant incurs five (5) consecutive one-year Breaks in Service following the date of distribution and before the five- year anniversary of his reemployment date. In the event the former Participant does repay the full amount distributed to such Participant, the undistributed portion of the Participant’s Accounts must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date preceding the Participant’s termination. Restoration of a Participant’s Accounts shall include restoration of all Code Section 411(d)(6) protected benefits with respect to such restored amounts.
If the Participant repays the amount distributed to such Participant within the required time period, the Committee shall restore the forfeited portion of the Participant’s Accounts as of the Anniversary Date coinciding with or following the repayment. Such amount shall be restored, to the extent necessary, in the following manner:
(A)    first from current-year Forfeitures;

(B)    second from current-year Trust earnings; and

(C)    third from current-year Contributions.

To the extent the amounts described in clauses (A), (B) and (C) are insufficient to enable the Committee to make the required restoration, the Employer must contribute the additional amount necessary to enable the Committee to make the required restoration.
A terminated Participant who is zero percent (0%) vested shall be deemed to have received a cash-out distribution as of the day on which the Participant separates from service with the Employer. For purposes of applying the restoration provisions of this Paragraph, the
Committee will treat a zero percent (0%) vested Participant as repaying the Participant’s cash- out distribution on the first day of reemployment with the Employer.

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Section 14.    DISTRIBUTION OF PLAN BENEFIT.

(a)    Death, Disability or Retirement.

In the event of a Participant’s separation from service due to death, Disability or after attaining Normal Retirement Age, subject to Subsection 14(e) of the Plan, distribution of a Participant’s Plan Benefit shall be made in a lump sum during the Plan Year following the close of the Plan Year in which such event occurs.
(b)    Other Termination of Participation.

In the event a Participant’s employment terminates for reasons other than death, Disability or prior to attaining Normal Retirement Age, subject to Subsection 14(e) of the Plan, the Participant’s vested Plan Benefit will be distributed in a lump sum as soon as administratively feasible after the close of the Plan Year in which the Participant’s employment terminates.

Notwithstanding any of the provisions of this Subsection 14(b), the Plan shall not be required to distribute any Employer Securities acquired with the proceeds of a Securities Acquisition Loan until the close of the Plan Year in which such Securities Acquisition Loan has been repaid in full.
(c)    Death Prior to Completion of Distribution.

If a Participant dies after the distribution of the Plan Benefit has commenced, the remaining portion of the Plan Benefit shall be distributed (in accordance with Subsection 15(b) of the Plan) at least as rapidly as under the method being used at the date of the Participant’s death.

(d)    Valuation Date.

All Accounts, other than the Company Stock Accounts, shall be valued as of the appropriate Valuation Date, as defined in Section 2 of the Plan. The Trustee may carry out other valuations from time to time as necessary. The valuation of the Company Stock Accounts shall be valued as of a date coinciding with or immediately preceding the date of actual distribution of such Company Stock Accounts. Valuation of Company Stock contributed to or purchased by the Plan shall be determined the responsibility of the Trustee and shall be made pursuant to the terms of the Trust Agreement.

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(e)    Consent and Notice Requirements.

If the Participant’s nonforfeitable account balance exceeds one thousand dollars ($1,000) at the time of the distribution, any distribution prior to the later of age sixty-two (62) or the Participant’s Normal Retirement Age may be made only with the written consent of the Participant. For purposes of this Subsection 14(e), the distribution of a Participant’s nonforfeitable account balance which does not exceed one thousand dollars ($1,000), which is made without the Participant’s consent, shall be referred to as an “involuntary distribution.” For purposes of this Subsection 14(e), the Participant’s nonforfeitable account balance shall be determined by including that portion of the Participant’s nonforfeitable account balance, if any, attributable to any rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.
The Committee shall provide the Participant with a written notice which explains the provision of Section 411(a)(11), not less than thirty (30) days nor more than one hundred eighty (180) days before the distribution date. If the distribution is one to which Sections
401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
(1)    the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
(2)    the Participant, after receiving the notice, affirmatively elects a distribution.

Failure of a Participant to consent to an immediate distribution within the applicable time limit (other than an involuntary distribution, as defined in this Subsection 14(e)) may be treated by the Employer as an election by the Participant to defer benefits to the later of age sixty-two (62) or the Normal Retirement Age of the Participant.

(f)    Required Commencement of Benefit Distribution.

(1) Distribution of a Participant’s Plan Benefit shall commence not later than sixty (60) days after the Anniversary Date coinciding with or next following the latest of (1) the Participant’s Retirement, (2) the tenth (10th) anniversary of the date the Participant became a
Participant, or (3) the Participant’s separation from service.

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If the amount of a Participant’s Plan Benefit cannot be determined by the Committee by the date on which a distribution is to commence, or the Participant cannot be located, distribution of the Participant’s Plan Benefit shall commence within sixty (60) days after the date on which the Participant’s Plan Benefit can be determined or after the date on which the Committee locates the Participant.
(2)    The distribution of the Plan Benefit of any Participant who attains age seventy and one-half (70½) in a calendar year shall commence not later than April 1 of the next calendar year (even if the Participant has not terminated). Effective for all Plan Years beginning on or after January 1, 1998, except in the case of a five percent (5%) owner (as defined in
Section 416(i)(1)(B)(i) of the Code), distributions shall commence in accordance with Subsection 14(f)(2) above. Effective for all Plan Years beginning on or after January 1, 2012, such distributions to such non-five percent owners shall commence unless such Participant elects otherwise. In the event a Participant elects not to receive the distributions, or in the case of a Participant (other than a five percent (5%) owner) who has begun receiving distributions in accordance with this Subsection who elects to cease receiving such distributions, the distributions shall commence (or recommence) no later than April 1 of the calendar year following the calendar year in which the Participant separates from service with the Employer. All distributions made under this Subsection 14(f)(2) shall be determined and made in accordance with the Proposed Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Regulations.
Notwithstanding the foregoing, effective for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, all required minimum distributions shall be determined and made in accordance with the final regulations under Code Section 401(a)(9), including the incidental death benefit requirement in Code Section 401(a)(9)(G). Required minimum distributions will be made in accordance with Treasury Regulations 1.401(a)(9)-1 through 1.401(a)(9)-9. The provisions of this Plan reflecting Code Section 401(a)(9) shall supersede any distribution options of the Plan to the extent those other distribution provisions are inconsistent with Code Section 401(a)(9).
Notwithstanding the foregoing, in accordance with the provisions of the

Worker, Retiree and Employer Recovery Act of 2008 (“WRERA”), any required minimum distribution made in accordance with this Section 14(f) of the Plan for calendar year 2009, shall

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be referred to for purposes of this Section and Section 14(h) of the Plan as a “2009 RMD”. Any such 2009 RMD shall be distributed in accordance with this Section 14(f), unless the Participant (or Beneficiary, if applicable) elects to waive such 2009 RMD in accordance with WRERA.
(g)    Undistributed Accounts.

Any part of a Participant’s Company Stock Account and Other Investments

Account which is retained in the Trust after the Anniversary Date coinciding with or immediately following the date on which the Participant terminates employment will continue to be treated as a Company Stock Account or as an Other Investments Account, as the case may be. Thus, the Other Investments Account of a terminated Participant will be debited and the Participant’s Company Stock Account will be credited with such Participant’s share of any repurchases of Company Stock from other terminated Participants. However, except in the case of reemployment (as provided for in Section 4 of the Plan), none of the Participant’s Accounts will be credited with any further Contributions or Forfeitures.
(h)    Optional Direct Transfer of Eligible Rollover Distributions.

A Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
(i)    Lien on Distribution.

Notwithstanding anything to the contrary herein, if, at the time of distribution, a Participant is indebted to the Trust, or has retained in his or her possession money or property which properly belongs to the Trust, the Trust shall have a lien on such distribution pending the resolution of such ownership rights. The Trustee may exercise such lien either by directing the Company secretary to withhold any stock transfer of title, or by withholding distribution of any stock or the value of any stock or other assets, pending resolution of such ownership rights. Notwithstanding the foregoing, Plan Benefits under this Plan may not be assigned or alienated except to the extent allowable under Code Sections 401(a)(13) and 414(p).

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Section 15.    HOW PLAN BENEFIT WILL BE DISTRIBUTED.

(a)    Form of Distribution.

Subject to a Participant’s right to demand distribution of such Participant’s Company Stock Account and Other Investments Account entirely in the form of Employer Securities, as determined by the Company, the Trust may distribute such Participant’s Plan Benefit entirely in cash or entirely in the form of Employer Securities, or a combination of each. Distributions made in the form of Employer Securities shall be made in the form of whole shares of Employer Securities and the value of any fractional shares paid in cash.
The Trustee will make distributions from the Trust in accordance with the instructions from the Committee.
(b)    Beneficiaries.

(1)    Designation.

Distribution will be made to the Participant if living, and if not, to the Participant’s Beneficiary. A Participant may designate a Beneficiary upon becoming a Participant and may change such designation at any time by filing a written designation with the Committee. However, in order to be a valid designation, the written designation must be received by the Committee prior to the death of the Participant. Notwithstanding anything in this Section 15 to the contrary, if a Participant is married, a Participant shall not designate anyone other than the Participant’s spouse as primary Beneficiary of the Participant’s Plan Benefit unless such spouse consents in writing to such designation, such spouse acknowledges the effect of such election, and such writing is witnessed by a Plan representative or notary public and filed with the Committee. In the event a Participant is married, if such Participant becomes divorced from his or her spouse, the divorce will negate the former spouse as a Beneficiary, unless the Participant reaffirms the former spouse as a Beneficiary with a written designation.
(2)    Absence of Valid Designation.

If, upon the death of a Participant, former Participant or Beneficiary, there is no valid designation of a Beneficiary on file with the Company or the benefit is not claimed by any Beneficiary within a reasonable period of time after the death of the Participant, the benefit shall be paid to the Participant’s surviving spouse. If the Participant is not married or if the Participant’s spouse does not survive the Participant, the benefit shall be paid to the Participant’s estate.

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(c)    Location of Participant or Beneficiary Unknown.

If a Participant (or Beneficiary) who is entitled to a distribution cannot be located and after the Committee has made reasonable efforts to locate the Participant, the Committee may choose to forfeit the Participant’s Plan Benefit and treat such amounts as a Forfeiture in accordance with Section 13 of the Plan at the time specified below. The Committee cannot forfeit a missing Participant’s Plan Benefit (or, in the case of a deceased Participant, his or her Beneficiary) unless each of the methods described below proves ineffective in locating the missing Participant.
The search methods for the missing Participants shall be as follows:

1)    Use of certified mail.
2)    Check related plan records.
3)    Check with designated Beneficiary.
4)    Use of either Internal Revenue Service (“IRS”) or Social Security
Administration (“SSA”) letter-forwarding service.

If the search methods listed above prove unsuccessful, the Committee may forfeit the Participant’s Plan Benefit. Such forfeiture will occur as of the close of the Plan Year in which the Employer has completed all four of the search methods; provided that the forfeiture will not occur prior to the close of the 60th day after the letter has been submitted under the missing participant service of the IRS or SSA.
If the Participant or Beneficiary makes a written claim for the forfeited Plan Benefits subsequent to the forfeiture, the Employer shall cause the Plan Benefit to be reinstated in the following manner:
(A)    first from current Plan Year Forfeitures;

(B)    second from current Plan Year Trust earnings; and

(C)    third from current Plan Year Contributions.

To the extent the amounts described in clauses (A), (B) and (C) are insufficient to enable the Committee to make the required restoration, the Employer must contribute the additional amount necessary to enable the Committee to make the required restoration.
(d)    Facility of Payment.

When a person entitled to a distribution of benefits under the Plan is under legal disability, or, in the Committee’s opinion, is in any way incapacitated so as to be unable to manage the person’s financial affairs, the Committee may direct the Trustee to pay the benefits

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to such person’s legal representative. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.

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Section 16.	RIGHTS AND OPTIONS FOR DISTRIBUTED SHARES OF COMPANY STOCK.
(a)    Put Option.

For so long as the Company’s shares are readily tradable on an established market, the Company shall not be required to provide the Participant or Beneficiary with an option to put the shares to the Company, in accordance with Section 409(h) of the Code.
(b)    Right of First Refusal.

For so long as the Company’s shares are readily tradable on an established market, shares of Company Stock distributed by the Trustee shall not be subject to a right of first refusal, until such time as such shares are no longer readily tradable on an established market.
(c)    Other Options.

Except as otherwise provided in this Section 16, no security acquired with the proceeds of a Securities Acquisition Loan may be subject to a put, call, buy-sell or similar arrangement while held by or when distributed from the Plan.

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Section 17.    SPECIAL PROVISIONS.

(a)    Diversification of Investments.

Within ninety (90) days after the close of each Plan Year in the Qualified Election Period, each Qualified Participant shall be permitted to direct the Plan as to the investment of not more than twenty-five percent (25%) of the shares of Employer Securities allocated to the Participant’s Company Stock Account (including shares that the Qualified Participant previously elected to diversify pursuant to this Subsection), less the number of shares previously diversified pursuant to such Participant’s election under this Subsection. In the case of the sixth (6th) year of the Qualified Election Period, the preceding sentence shall be applied by substituting “fifty percent (50%)” for “twenty-five percent (25%).” The Participant’s direction shall be completed no later than ninety (90) days after the close of the ninety (90) day election period.
The Committee shall offer at least three investment options (not inconsistent with regulations prescribed by the Internal Revenue Service) to each Participant who makes an election under this Subsection.
In lieu of offering such investment options, the Committee may direct that all amounts subject to Participant elections under this Subsection be distributed to Qualified Participants. All such distributions shall be distributed within ninety (90) days after the close of the ninety (90) day election period. Distributions shall be made in accordance with Section 15(a)
of the Plan.

In lieu of receiving a distribution under this Subsection, a Qualified Participant may direct the Plan to transfer the distribution to another qualified plan of the Company which accepts such transfers, provided that such plan permits employee-directed investments and does not invest in Employer Securities to a substantial degree. Such transfer shall be made within ninety (90) days after the close of the ninety (90) day election period.
(b)    Cash Dividends.

Cash dividends, if any, on shares of Company Stock allocated to Participants’ Accounts may be accumulated in the Trust or may be paid to Participants currently as determined in the sole discretion of the Committee, exercised in a uniform and nondiscriminatory manner. It is intended that the Company shall be allowed a deduction with respect to any dividends paid on allocated shares of Company Stock of any class held by the Plan on the record date to the extent such dividends are paid in cash directly to the Participants, or

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their Beneficiaries, or are paid to the Plan and are distributed from the Plan to the Participants or their Beneficiaries not later than ninety (90) days after the close of the Plan Year in which paid; provided, however, that the Company shall not be required to pay or distribute any dividends with respect to the nonvested portion of the Company Stock Account of a Participant who has terminated employment prior to the date such dividends are paid directly to Participants, or are distributed from the Plan to the Participants. It is also intended that the Company shall be allowed a deduction for any dividends used to make payments on a Securities Acquisition Loan the proceeds of which were used to acquire the Employer Securities (whether or not allocated) with respect to which the dividend is paid, provided that in the case of dividends paid on allocated shares, Employer Securities in an amount equal to such dividends are allocated to such Participants for the year in which such dividends would otherwise have been allocated to such Participants. The Company shall be allowed a deduction for dividends paid only in the taxable year of the Company in which the dividend is either paid to a Participant or Beneficiary or held to make payments on a Securities Acquisition Loan.

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Section 18.    ADMINISTRATION.

(a)    Named Fiduciaries for Administration of Plan and for Investment and Control of

Plan Assets.

(1)    Board of Directors.

The Board of Directors shall have the following duties and responsibilities in connection with the administration of the Plan:
(A)    Making decisions with respect to amending or terminating the
Plan.

(B)    Making decisions with respect to the selection, retention or removal of the Trustee and the Committee.

(C)    Periodically reviewing the performance of the Trustee, the members of the Committee, persons to whom duties have been allocated or delegated and any advisers appointed pursuant to paragraph (f)(1) below.
(D)    Determining the form and amount of Contributions.

The Board of Directors may by written resolution allocate its duties and responsibilities to one or more of its members or delegate such duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable upon such notice as the Board of Directors deems reasonable and prudent under the circumstances.
(2)    Committee.

(A)    General.

The Company shall administer the Plan and is designated as the “Plan Administrator” within the meaning of Section 3(16) of ERISA and Section 414(g) of the Code. The Committee and the Company shall each be a “named fiduciary” within the meaning of Section 402 of ERISA, but each party’s role as a named fiduciary shall be limited solely to the exercise of its own authority and discretion, as defined under this Plan, to control and manage the operation and administration of this Plan. A named fiduciary may designate other persons who are not named fiduciaries to carry out its fiduciary duties hereunder, and any such person shall become a fiduciary under the Plan with respect to such delegated responsibilities. The members of the Committee shall be appointed by the Board of Directors and shall serve, without compensation, until such time as they resign, die or become incapable of exercising their duties or are removed by the Board of Directors. All members of the Committee are designated as

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agents of the Plan for purposes of service of legal process. Any member may resign at any time by submitting an appropriate written instrument to the Company, and while any vacancy exists, the remaining members of the Committee may perform any act which the Committee is authorized to perform. All decisions required to be made by the Committee involving the interpretation, application and administration of the Plan shall be resolved by action of the Committee either at a meeting or in writing without a meeting.
(B)    Duties and Responsibilities.

The Committee shall have the following duties and responsibilities in connection with the administration of the Plan:
(i)    Interpreting and construing the terms of the Plan and Trust

Agreement.

(ii)    Establishing and implementing a funding policy as
described in Paragraph (c) below.

(iii)    Determining the eligibility of Employees for participation in the Plan.

(iv)    Determining the eligibility of Employees for benefits
provided by the Plan including such duties and responsibilities as are necessary and appropriate under the Plan’s claims procedures.

(v)    Making recommendations to the Board of Directors with respect to amendment or termination of the Plan, including recommendations with respect to contributions under the Plan.

(vi)    Communicating with Participants and other persons. The Committee may establish rules and regulations and may take any other necessary or proper action to carry out its duties and responsibilities. Notwithstanding the foregoing provisions, the Trustee shall have the primary responsibility for the withholding of income taxes from Plan distributions, for the payment of withheld income taxes on Plan distributions to the Internal Revenue Service, and for notification to Participants of their right to elect not to have income tax withheld from Plan distributions. Compliance with record keeping and reporting requirements of ERISA shall be the primary responsibility of the Company.
The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding

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on all parties including, but not limited to, the Company and any Participant or Beneficiary, except as otherwise provided by law. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by the Employer or anyone acting on behalf of the
Employer.

(C)    Allocation and Delegation of Responsibilities.

The Committee may, by written resolution, allocate its administrative duties and responsibilities to one or more of its members or it may delegate such duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable upon such notice as the Committee deems reasonable and prudent under the circumstances.
(b)    Investment of Plan Assets.

The Plan assets shall be invested and controlled by the Trustee pursuant to the provisions of Section 6 of the Plan and the provisions of the Trust Agreement.
(c)    Funding Policy.

The funding policy of the Plan is to invest trust assets primarily in Company Stock over the life of the Plan. The Trustee shall, from time to time, establish such investment methods as may be necessary to accomplish this funding policy.
(d)    Claims Procedures.

(1)    Procedure. Claims for benefits under the Plan shall be made in writing to the Committee. The Committee shall have full discretion to render a decision with respect to any claim. If a claim for benefits is wholly or partially denied by the Committee, then the Committee must provide notice of its denial to the claimant (a “Notice of Denial”), which shall be written in a manner calculated to be understood by the claimant and which shall set forth: (i) the specific reason or reasons for denial of the claim; (ii) a specific reference to the pertinent Plan provisions upon which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why the material or information is necessary; and (iv) appropriate information regarding the steps to be taken if the claimant wishes to submit his or her claim for review.

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(i)    Disability Claims. If a claim is related to any distribution or rights to which a Participant or other claimant may be entitled in connection with the Participant’s termination of employment by reason of becoming disabled (“Disability Plan Benefits”) and the claim is wholly or partially denied by the Committee, then the Committee shall provide the Notice of Denial within a reasonable period of time, not to exceed 45 days after receipt of the claim. This period within which the Committee must provide a Notice of Denial may be extended twice, for up to 30 days per extension, provided that the Committee (i) determines that an extension is needed and beyond the control of the Plan, and (ii) notifies the claimant prior to the expiration of the initial 45-day period or of the first 30-day extension period. If the Committee shall fail to notify the claimant either that his or her claim for benefits has been granted or that it has been denied within the initial 45-day period or prior to the expiration of an extension, if applicable, then the claim shall be deemed to have been denied as of the last day of the applicable period, and the claimant then may request a review of his or her claim.
(ii)    Other Claims. The Committee shall notify a claimant in writing of the denial of any claim not related to Disability Plan Benefits within a reasonable period of time, not to exceed 90 days after receipt of the claim. If the Committee shall fail to notify the claimant either that his or her claim has been granted or that it has been denied within 90 days after the claim is received by the Committee, then the claim shall be deemed to have been denied.
(2)    Procedure for Review of a Denied Claim.

(i)    Disability Claims. If a claim is denied, a claimant may file a written request with the Committee that it conduct a full and fair review of his or her claim, and the Committee then must make a determination with respect to its review of the denied claim. A claimant must file a written request for a review of a claim for Disability Plan Benefits with the Committee within 180 days after the receipt by the claimant of a Notice of Denial of his or her claim or within 180 days after the claim is deemed to have been denied. The Committee’s decision with respect to its review of the denied claim shall be rendered not later than 45 days after the receipt of the claimant’s request for a review, unless special circumstances require an extension of time for processing, in which case the 45-day period may be extended to 90 days if the Committee shall notify the claimant in writing within the initial 45-day period and shall state the reason for the extension.

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(ii)    Other Claims. A claimant must file a written request for a review of any claim not related to Disability Plan Benefits with the Committee within 60 days after the receipt by the claimant of a Notice of Denial of his or her claim or within 60 days after the claim is deemed to have been denied. The Committee’s decision with respect to its review of the denied claim shall be rendered not later than 60 days after the receipt of the claimant’s request for a review, unless special circumstances require an extension of time for processing, in which case the 60-day period may be extended to 120 days if the Committee shall notify the claimant in writing within the initial 60-day period and shall state the reason for the extension.
(3)    Review of Documents. In connection with a claimant’s appeal of a denial of his or her benefits (including Disability Plan Benefits), the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall have full discretion to fully and fairly review the claim, and the Committee’s decision upon review shall (i) include specific reasons for the decision, (ii) be written in a manner calculated to be understood by the claimant, and (iii) contain specific references to the pertinent Plan provisions upon which the decision is based.
(e)    Qualified Domestic Relations Orders.

(1)    In the case of any Domestic Relations Order received by the Plan, the Committee shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and of the Plan’s procedures for determining the qualified status of Domestic Relations Orders. Any Alternate Payee shall be permitted to designate a representative for receipt of copies of notices that are sent to the Alternate Payee with respect to such order. The amount that would be payable to the Alternate Payee shall be segregated in a segregated account as of the first day of the Plan Year during which the Domestic Relations Order is received by the Committee. Such segregated account shall continue to be treated in the same manner as the affected Accounts of the Participant, but will not be credited with any further Contributions or Forfeitures. If the order is determined to be a qualified order within the eighteen (18) month period described below, the segregated amount (including any interest or earnings thereon) shall continue to be treated as a segregated account in the name of the Alternate Payee. If the Committee determines that the order is not qualified, or if the Committee (or the appropriate court) is not able to resolve the issue within the eighteen (18) month period, the segregated amount (including any interest or earnings thereon) shall be restored to the Participant. For

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purposes of this Paragraph, the “eighteen (18) month period” shall mean the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the Domestic Relations Order.
(2)    In determining whether a Domestic Relations Order is qualified, the

Committee shall follow the procedures set forth in Section 18(d) above with respect to claims for

Plan Benefits.

(3)    A Domestic Relations Order will constitute a qualified Domestic Relations Order only if such order (i) does not require the Plan to provide any type or form of benefit (or any option) not otherwise provided under the Plan, (ii) does not require the Plan to provide increased benefits, and (iii) does not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a qualified order. In addition, a Domestic Relations Order will constitute a qualified order only if such order clearly specifies (i) the name and last known mailing address of the Participant and of each Alternate Payee covered by the order, (ii) the amount or the percentage of a Participant’s Plan Benefit that is to be paid to each Alternate Payee, or the manner in which such amount or percentage is to be determined, (iii) the number of payments or the period to which such order applies, and (iv) each plan to which such order applies.
(4)    In the case of any payment to an Alternate Payee before a Participant has separated from service, the Plan shall not be required to make any payment to an Alternate Payee prior to the date the Participant attains (or would have attained) the Earliest Retirement Age. For purposes of this Paragraph, the term “Earliest Retirement Age” means the earliest of (i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of the date the Participant attains age fifty (50) or the earliest date on which the Participant could begin receiving benefit if the Participant separated from service.

Notwithstanding the provisions of Subsection (4) above, distribution to an Alternate Payee shall be made in a lump sum as soon as administratively feasible after the Committee determines that the order is a qualified Domestic Relations Order.
(f)    Indemnification of Certain Fiduciaries and Insurance.

The Employer indemnifies and saves harmless the Trustee and the members of the
Committee, and each of them, from and against any and all loss resulting from liability to which the Trustee and the Committee may be subjected by reason of any act or conduct (except willful

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misconduct or gross negligence) in their official capacities in the administration of this Plan, the Trust or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 18(f) do not relieve the Trustee or any Committee member from any liability he or she may have under ERISA for breach of a fiduciary duty. Furthermore, the Trustee and the Committee members and the Employer may execute a written agreement further delineating the indemnification agreement of this Section 18(f), provided such agreement must be consistent with and does not violate ERISA.
The Employer (in its discretion), the Committee or the Trustee may obtain a policy or policies of insurance for the Committee, the Trustee (and other fiduciaries of the Plan) to cover liability or loss occurring by reason of the act or omission of a fiduciary. If such insurance is purchased with Trust assets, the policy must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary.
(g)    Independent Fiduciary.

An Independent Fiduciary may be appointed from time to time for such purposes as shall be determined by the Employer. An Independent Fiduciary may be appointed to serve in such capacity as may be deemed appropriate to act on behalf of the Plan and Trust with respect to issues which involve a real or perceived conflict of interest among certain parties, or for such other purposes as the Employer may determine to be in the best interest of the Plan and Trust. The Independent Fiduciary shall be granted such power, authority and discretion as may be necessary and appropriate for it to carry out its duties and responsibilities, including, but not limited to, any and all powers and discretion granted the Committee under the Plan and Trust.
(h)    General.

(1)    The Board of Directors, the Committee or any person to whom duties and responsibilities have been allocated or delegated, may employ other persons for advice in connection with their respective responsibilities, including actuaries, plan consultants, investment advisers, attorneys and accountants.
(2)    Any person may serve in more than one capacity with respect to the Plan. (3)    The Board of Directors and the Committee shall have complete control with respect to the duties and responsibilities allocated to them under the terms of the Plan, with all power and discretion necessary to carry out any of their duties described herein. The decisions of the Board of Directors and the Committee in matters within their jurisdiction shall

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be final, binding and conclusive upon each Employer, each Employee, Beneficiary and every other interested or concerned person or party.

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Section 19.    AMENDMENT AND TERMINATION.

(a)    Amendment.

While the Company expects and intends to continue the Plan, the Company reserves the right to amend the Plan from time to time by action of the Board of Directors. Notwithstanding the foregoing:
(1)    An amendment may not change the duties and liabilities of the Committee or the Trustee without notification to the Committee or the Trustee, whichever is applicable;
(2)    An amendment shall not reduce the value of a Participant’s nonforfeitable benefits accrued prior to the later of the adoption or the effective date of the amendment; and

(3)    Except as provided in Section 19(d) herein, under no condition shall any amendment result in the return or repayment to the Employer of any part of the Trust or the income therefrom or result in the distribution of the Trust for the benefit of anyone other than Employees and former Employees of the Employer and any other persons entitled to benefits under the Plan.
The Board of Directors shall notify the Committee and the Trustee of any amendment of the Plan within a reasonable period of time.
(b)    Changes in the Code.

Any other provision of this Plan to the contrary notwithstanding, if any amendment to the Code requires that a conforming Plan amendment must be adopted effective as of a stated effective date in order for this Plan to continue to be a qualified plan, this Plan shall be operated in accordance with the requirement of such amendment to that law until the date when a conforming Plan amendment is adopted, or the date when a clear and unambiguous nonconforming Plan amendment is adopted, whichever occurs first.
(c)    Termination, Partial Termination or Complete Discontinuance of Contributions.

Although the Company has established the Plan with the bona fide intention and expectation that it will be able to make contributions indefinitely, nevertheless, the Company shall not be under any obligation or liability to continue its contributions or to maintain the Plan for any given length of time. The Company may in its sole discretion discontinue such contributions or terminate the Plan in whole or in part in accordance with its provisions at any time without any liability for such discontinuance or termination. In the event of a termination
(as defined in Treasury Regulation Section 1.401-6(b)(1)) or complete discontinuance of

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contribution, then the Accounts of all Participants affected by the termination or discontinuance of contributions will become nonforfeitable. In the event of a partial termination, the Accounts of all Participants affected by the partial termination will become nonforfeitable. After termination of the Plan, the Trust will be maintained until the Plan Benefits of all Participants have been distributed. Plan Benefits may be distributed following termination of the Plan or distributions may be deferred and distributed as provided in Section 14 of the Plan, as the Company shall determine. If Plan Benefits will be distributed after the Plan is terminated, the distribution may be delayed until IRS approval is received. In the event that Company Stock is sold in connection with the termination of the Plan or the amendment of the Plan to become a qualified employee plan that is not a stock bonus plan, all Plan Benefits will be distributed in cash.

(d)    Determination by Internal Revenue Service.

Notwithstanding any other provision of the Plan, if the Internal Revenue Service shall fail or refuse to issue a favorable written determination or ruling with respect to the initial qualification of the Plan and exemption of the Trust from tax under Section 501(a) of the Code, all Contributions under Section 401(a), together with any income received or accrued thereon less any benefits or expenses paid shall, upon the written direction of the Company, be returned to the Company notwithstanding the provisions of the Trust, and the Trust shall then terminate. Any such Contribution returned to the Employer must be returned within one (1) year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted.
(e)     Return of Employer’s Contribution .

Notwithstanding any other provision of the Plan, if a Contribution is conditioned on its deductibility and the deduction is disallowed or if a Contribution is made due to a mistake of fact, such Contribution may be returned to the Employer if such Contribution is returned within one (1) year thereafter and if the amount returned does not exceed the excess of the actual Contribution over the amount which would have been contributed had there been no error in determining the deduction or mistake of fact. Earnings of the Plan attributable to the excess Contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

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Section 20. MISCELLANEOUS.

(a)    Participation by Affiliated Company.

(1)    Any Affiliated Company presently existing or hereafter acquired may, with the consent of the Company, adopt the Plan and Trust and thereby enable its employees to participate herein.
(2)    In the event any Participant is transferred to an Affiliated Company which is a participating Employer, such Participant shall continue to participate hereunder in the allocation of Contributions and the Participant’s Accounts shall continue to vest in accordance with Section 13 of the Plan. Any Participant who is transferred to an Affiliated Company which is not a participating Employer shall be treated as a suspended Participant in accordance with Section 4(f) of the Plan.
(b)    Limitation of Rights; Employment Relationship.

All Plan Benefits will be paid only from the Trust assets and neither the Company nor any Employer nor the Committee nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan. Nothing herein shall be construed to obligate any Employer to continue to employ any
Employee.

(c)    Merger; Transfer of Assets.

In no event shall this Plan be merged or consolidated with any other employee benefit plan, nor shall there be any transfer of assets or liabilities from this Plan to any other such plan, unless immediately after such merger, consolidation or transfer, each Participant’s benefits, determined as if the plan had terminated, are at least equal to or greater than the benefits which the Participant would have been entitled to had this Plan been terminated immediately before such merger, consolidation or transfer.
(d)    Prohibition Against Assignment.

The Plan Benefits may not be assigned or alienated; provided, however, that a qualified Domestic Relations Order shall not be construed as an assignment or alienation.
Except for indebtedness to the Trust and orders to make payments or assign benefits to a spouse, former spouse, child or other dependent under a qualified Domestic Relations Order, neither the Company nor the Trustee shall recognize any transfer, mortgage, pledge, hypothecation, order or assignment by any Participants or Beneficiaries of all or part of their interest hereunder, and such

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interest shall not be subject in any manner to transfer by operation of law, and shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishment and/or executions and other legal or equitable process or proceedings against such Participants or Beneficiaries to the fullest extent which may be permitted by law. Notwithstanding anything in Subsection 20(d) to the contrary, in accordance with the provisions of Code Section 401(a)(13)
as amended by the Taxpayer Relief Act of 1997, Plan Benefits may be reduced to satisfy a Participant’s liability to the Plan due to the Participant’s conviction of a crime involving the Plan, a judgement, consent order, or decree in an action for violation of fiduciary standards; or a settlement involving the Department of Labor or the Employee Benefits Security Administration.

(e)    Applicable Law; Severability.
The Plan hereby created shall be construed, administered and governed in all respects in accordance with ERISA and to the extent not superseded by federal law, in accordance with the laws of California; provided, however, that if any provision is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employee stock ownership plan within the meaning of the Code. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

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Section 21.    TOP-HEAVY RULES.

(a)    Purpose and Effect.

The purpose of this Section 21 is to comply with the requirements of Section 416 of the Code. The provisions of this Section 21 are effective for each Plan Year beginning on or after the Effective Date in which the Plan is a “Top-Heavy Plan” within the meaning of Section
416(g) of the Code.

(b)    Top-Heavy Plan.

In general, the Plan will be a Top-Heavy Plan for any Plan Year if, as of the “Determination Date” (that is, the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year), the sum of the amounts in paragraphs (i), (ii) and (iii) below for Key Employees exceeds sixty percent of the sum of such amounts for all Employees who are covered by this Plan or by a defined contribution plan or defined benefit plan that is aggregated with this Plan in accordance with Section 21(d) herein:
(i)    The aggregate Account balances of Participants under this Plan.

(ii)	The aggregate Account balances of Participants under any other defined contribution plan included under Section 21(d) herein.

(iii)	The present value of the cumulative accrued benefits of Participants calculated under any defined benefit plan included in Section 21(d) herein.
In making the foregoing determination: (i) a Participant’s Account balances or cumulative accrued benefits shall be increased by the aggregate distributions, if any, made with respect to the Participant during the 1-year period (except with respect to distributions made for a reason other than death, Disability, or severance from employment, for which the 5-year period shall continue to apply), ending on the Determination Date, including distributions under a terminated plan that, if it had not been terminated, would have been required to be included in the aggregation group, (ii) the Account balances or cumulative accrued benefits of a Participant who was previously a Key Employee, but who is no longer a Key Employee, shall be disregarded, (iii) the Account balances or cumulative accrued benefits of a Beneficiary of a Participant shall be considered Accounts or accrued benefits of the Participant, (iv) the Account balances or cumulative accrued benefits of a Participant who has not performed services for an Employer or an Affiliated Company at any time during the 1-year period ending on the
Determination Date shall be disregarded and (v) any rollover contribution (or similar transfer)

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from a plan maintained by a corporation other than an Employer under this Plan initiated by a Participant shall not be taken into account as part of the Participant’s aggregate Account balances under this Plan.
(c)    Key Employee.

In general, a “Key Employee” is an Employee (or a former or deceased Employee)

who, at any time during the Plan Year, is or was:

(i)    an officer of the Employer having annual compensation greater than

$160,000, as adjusted from time to time by the Internal Revenue Service; provided that, for purposes of this paragraph, no more than fifty Employees of the Employer (or, if lesser, the greater of three Employees or ten percent of the Employees) shall be treated as officers;
(ii)    a five percent or greater owner of an Employer; or

(iii)	a one percent or greater owner of an Employer having annual compensation from the Employer of more than $150,000.
For purposes of this Section 21, the term “compensation” means Total Compensation as defined in Section 2 of the Plan, except such compensation for any Plan Year shall not exceed $245,000, as adjusted for cost-of-living increases in accordance with Section
401(a)(17)(B) of the Code.

(d)    Aggregated Plans.

Each other defined contribution plan and defined benefit plan maintained by an Employer that covers a Key Employee as a Participant or that is maintained by an Employer in order for a plan covering a Key Employee to satisfy Section 401(a)(4) or 410 of the Code shall be aggregated with this Plan in determining whether this Plan is top-heavy. In addition, any other defined contribution or defined benefit plan of an Employer may be included if all such plans that are included, when aggregated, will not discriminate in favor of officers, shareholders or Highly Compensated Employees and will satisfy all of the applicable requirements of Sections 401(a)(4) and 410 of the Code.
(e)    Minimum Vesting.

For any Plan Year in which the Plan is a Top-Heavy Plan, the vested percentage of a Participant’s Accounts, with respect to any Participant who completes at least one Hour of

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Service after the Plan becomes a Top-Heavy Plan, shall not be less than the percentage determined under the following table:

Years of Service    Vested Percentage

Less than 2	0
2	20
3	40
4	60
5	80
6 or more	100

If the foregoing provisions of this Section 21(e) become effective, and the Plan subsequently ceases to be a Top-Heavy Plan, the Participant’s vested Accounts shall not be reduced, and all Participants shall have the vested percentage of their Accounts determined under the provisions of this Section 21(e).
(f)    Minimum Contribution.

Subject to the following provisions of this Section and Section 21(g), for any Plan Year in which the Plan is a Top-Heavy Plan, the Contribution credited to each Participant who is not a Key Employee (regardless of whether such Employee has completed 1,000 Hours of Service and regardless of such Employee’s level of compensation) shall not be less than the lesser of: (1) 3 percent of such Participant’s compensation from the Employer for that year, or (2) the percent of compensation for the Plan Year for the Key Employee for whom such percentage is highest for the year. In no event, however, shall the total Contribution credited in any year to a Participant who is not a Key Employee (expressed as a percentage of such Participant’s compensation from the Employers) be required to exceed the maximum total Contribution credited in that year to a Key Employee (expressed as a percentage of such Key Employee’s compensation from the Employers). Contributions made by an Employer under the Plan pursuant to Participants’ income deferral authorizations shall not be deemed Contributions for purposes of this Section. Employer matching contributions (as defined in Code Section
401(m)(4)(A)) shall be taken into account for purposes of this paragraph. The amount of minimum Contribution otherwise required to be allocated to any Participant for any Plan Year under this Section shall be reduced by the amount of Contributions allocated to such Participant for a Plan Year ending with or within that Plan Year under any other tax-qualified defined contribution plan maintained by an Employer.

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(g)    Coordination of Benefits.

For any Plan Year in which the Plan is top-heavy, in the case of a Participant who is a non-Key Employee and who is a Participant in a top-heavy tax-qualified defined benefit plan that is maintained by an Employer and that is subject to Section 416 of the Code, Section 21(f) above shall not apply, and the minimum benefit to be provided to each such Participant in accordance with this Section 21 and Section 416(c) of the Code shall be the minimum annual retirement benefit to which such Participant is entitled under such defined benefit plan in accordance with such Section 416(c), reduced by the amount of annual retirement benefit purchasable with such Participant’s Accounts (or portions thereof) attributable to Contributions under this Plan and any other tax-qualified defined contribution plan maintained by an Employer.

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Section 22.    EXECUTION.

To record the adoption of this Plan, the Company has caused its appropriate officer to affix its corporate name hereto this     day of     _, 2011.

BBCN BANK

By:

(Print Name and Title)

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